UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2023
Date of Report (Date of earliest event reported)

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8057 North Fraser Way Burnaby, British Columbia, Canada	V5J 5M8
(Address of principal executive offices)	(Zip Code)

(604) 428-7656
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Shares, no par value	SOLO	The Nasdaq Stock Market LLC

Warrants, each to purchase one Common Share	SOLOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2023 (the “Effective Date”), ElectraMeccanica Vehicles Corp. through its wholly owned subsidiary, ElectraMeccanica USA, LLC (the “Company”), entered into a Design and Supply Agreement (the “Design and Supply Agreement”) with GLV, LLC (“GLV”), whereby the Company has engaged GLV to provide design, development and manufacturing services in furtherance of concept and production versions of the Company’s new two-seat electric motor vehicle called the E4. GLV agrees to design, develop, manufacture and supply the Company’s E4 vehicle in accordance with each statement of work (“SOW”) entered into between the Company and GLV, which first SOW (“SOW #1”) is attached to the Design and Supply Agreement and incorporated by reference. Each SOW shall be subject to and deemed a part of the Design and Supply Agreement. Each SOW shall include, at a minimum, the following information: (i) documentary deliverables to be provided by GLV; (ii) product or services to be provided by GLV related to the E4 vehicle; (iii) pricing and fees; (iv) timeline; (v) assumptions; and (vi) any other terms agreed upon by the parties. To the extent that any terms and conditions set forth in a SOW conflict with the terms and conditions set forth in the Design and Supply Agreement (excluding other SOWs), the terms and conditions of the Design and Supply Agreement shall control, unless otherwise expressly agreed upon by the parties in the applicable SOW.

GLV will not make any change to the services, product, its manufacturing process, or GLV’s supplier parties except as requested or instructed by the Company in writing. The Company reserves the right to request changes to the product or services, including the design, specifications, materials, packaging, testing requirements, shipping date, or time or place of delivery. If GLV approves the Company requested change to the product, which approval shall not be unreasonably withheld, GLV shall notify the Company in writing within five (5) business days of such request and, prior to making the change, whether such change will affect cost or timing and provide the basis for such determination. If the Company requests or approves GLV’s requested change to the product, GLV shall notify the Company in writing within five (5) business days of such request or approval and, prior to making the change, whether such change will affect cost or timing and provide the basis for such determination. The Company and GLV will then negotiate in good faith an equitable price adjustment or other appropriate adjustment. Changes shall be memorialized in writing in the form of a change order (“Change Order”). Until a written Change Order is signed by both parties, the existing SOW shall prevail and continue to apply to each party.

Subject to the terms of the Design and Supply Agreement, the Company shall pay the fees based upon pricing set forth in an SOW (the “Fees”). GLV is solely responsible for, all costs and expenses relating to packing, crating, boxing, transporting, loading, and unloading, customs, taxes, tariffs and duties, insurance and any other similar financial contributions or obligations relating to the production, manufacture, sale, and delivery of the E4. All pricing and fees for SOW #1 are not subject to increase, including changes in market conditions, increases in raw material, component, labor, or overhead costs or because of labor disruptions, or fluctuations in production volumes. For future SOWs, all Fees are subject to increase, including changes in market conditions, increases in raw material, component, labor, or overhead costs or because of labor disruptions, or fluctuations in production volumes. Notwithstanding the foregoing, if an itemized cost on the E4’s ‘Bill of Materials’ increases or decreases by more than two and a half percent (+/- 2.5%), as evidenced by verifiable documentation, whether due to changes in the cost of raw materials or components, new taxes, tariffs or other regulatory actions, or otherwise, GLV will notify the Company; provide verifiable documentation of the same; and have the right to promptly adjust the price equal to the amount of such increase or decrease in costs.

Except for any amounts disputed by the Company in good faith, the Company shall pay Fees as set forth in the applicable SOW. Payment terms are net 30 calendar days from the date of receipt of GLV’s invoice. Any payment by the Company for the product will not be deemed acceptance of the product or waive the Company’s right to inspect. The Company shall make all payments in US dollars by check, wire transfer, or automated clearing house.

The term of the Design and Supply Agreement commences on March 3, 2023 and continues until the completion of SOW #1 between the parties (the “Term”) unless sooner terminated pursuant to the terms of the Design and Supply Agreement. Thereafter, the Design and Supply Agreement may be extended upon mutual written agreement of the parties.

GLV shall not utilize any subcontractor in connection with performance of its obligations hereunder without first notifying the Company not less than five (5) business days prior to potential engagement of such subcontractor. The Company reserves the right, in its sole and exclusive discretion, to reject any proposed subcontractor within such five (5) business day period, and upon such rejection GLV shall be prohibited from utilizing such subcontractor.

GLV shall not incorporate into the services and/or the E4 any intellectual property rights that are owned and/or controlled by GLV and/or any other party without the Company’s prior written consent in each instance.

During the Term, GLV shall not manufacture or sell to any person other than the Company, or enter into any agreement with any person other than the Company related to the manufacture or sale of other goods or products that are competitive with the E4 in the United States, Canada or Mexico, and GLV shall not, at any time, use any of the Company’s intellectual property (including Foreground Intellectual Property Rights and Background Intellectual Property Rights (as such terms are defined in the Design and Supply Agreement)) to manufacture or sell goods or products to any other party and/or on its own accord.

During the Term of the Design and Supply Agreement and for a period of two (2) years thereafter, GLV shall not:

(a)	use or disclose any of the Company’s Confidential Information (as such term is defined in the Design and Supply Agreement) in the course of engaging in any activity that directly or indirectly competes with the Company’s business activities, including but not limited to, the Company’s direct or indirect consultation with, purchase of, provision of services for, or any other connection with any enterprise that is engaged in efforts to market and sell goods or products that are similar to or competitive with the E4 (the “Restricted Activities”); or

(b)	directly or indirectly through another person: (i) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company (the “Covered Group”) to reduce, limit, and/or cease doing business with the Company or in any other way interfere with the relationship between the Company and any member of such Covered Group (including by making any negative or disparaging remarks or communications regarding either the Company or any member of the Covered Group); or (ii) call on, solicit, market, and/or service any member of the Covered Group with the direct or indirect intent of selling or attempting to sell Restricted Activities.

SOW #1 provides that GLV shall provide certain documentation deliverables and product deliverables within certain timelines, pricing and fees for the E4 program totaling $13,692,000.00, a concept build of E4 to be completed within 25 weeks and production of the E4 to be completed in 74 weeks, and the following payment terms:

•	deposit of 30% of Fees on the Effective Date ($4,107,600.00);
•	30% on completion and the Company written acceptance of Milestone #1;
•	20% on completion and the Company written acceptance of Milestone #2;
•	10% on completion and the Company written acceptance of Milestone #3 Target of Jan 6, 2024; and
•	10% on completion and the Company written acceptance of Milestone #4 and all deliverables under SOW #1.

The foregoing description of the Design and Supply Agreement does not purport to be complete and is qualified in its entirety by the Design and Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1(+)	Design and Supply Agreement between ElectraMeccanica USA, LLC and GLV, LLC, dated March 3, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

Notes:

(+)      Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRAMECCANICA VEHICLES CORP.

DATE: March 29, 2023.	By:	/s/ Michael Bridge
Michael Bridge
General Counsel and Corporate Secretary